DISTRIBUTION PLAN
                                UNDER RULE 12b-1

      THIS DISTRIBUTION PLAN (the "Plan") under Rule 12b-1 of the Investment Company Act of 1940 (the "1940 Act") is made as of the 1st day of October, 1996 by and between IAA TRUST TAXABLE FIXED INCOME SERIES FUND, INC., (the "Fund"), a Maryland corporation, on behalf of the IAA TRUST LONG-TERM BOND SERIES, (the "Series") and FUND/PLAN BROKER SERVICES, INC., (the "Distributor") a Pennsylvania corporation.

WITNESSETH:

      WHEREAS, the Fund is engaged in the business as an open end management investment company and is registered as such under the 1940 Act; and

      WHEREAS, the Fund is authorized to issue any number of separate series as deemed appropriate by the Fund; and

      WHEREAS, it has been proposed the Series make payments to the Distributor out of the Series' net assets for distribution services rendered to the Series; and

      WHEREAS, the Series intends to distribute its shares ("shares") in accordance with Rule 12b-1 under the 1940 Act, and desires to adopt this Plan pursuant to such Rule; and

      WHEREAS, the Series' Board of Directors, in considering whether the Series should adopt and implement a written plan, has evaluated such information as it deemed necessary to an informed determination as to whether a written plan should be adopted and implemented and has considered such pertinent factors as it deemed necessary to form the basis for a decision to use assets of the Series for such purposes and has determined that there is a reasonable likelihood that adoption and implementation of a plan will benefit the Series and its shareholders;

      NOW, THEREFORE, the Series hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act, and the parties hereto agree to the following terms and conditions of the Plan:

      1. Distribution Activities. The Series will reimburse the Distributor for costs and expenses incurred in connection with the distribution and marketing of shares of the Series and servicing of Series shareholders. Such Distribution and servicing costs and expenses may include (1) printing and advertising expenses;
(2) payments to employees or agents of the Distributor who engage in or support distribution of the Series' shares, including salary, commissions, travel and related expenses; (3) the costs of preparing, printing and distributing prospectuses and reports to prospective investors; (4) expenses of organizing and conducting sales seminars; (5) expenses related to selling and servicing efforts, including processing new account applications, transmitting customer transaction information to the Series' transfer agent and answering questions of shareholders; (6) payments of fees to one or more broker-dealers (which may include the Distributor

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itself), financial institutions or other industry professionals, such as investment advisers, accountants and estate planning firms (severally, a "Service Organization"), in respect of the average daily value of the Series' shares owned by shareholders for whom the Service Organization is the dealer of record or holder of record, or owned by shareholders with whom the Service Organization has a servicing relationship; (7) costs and expenses incurred in implementing and operating the Plan; and (8) such other similar services as the Series' Board of Directors determines to be reasonably calculated to result in the sale of Series shares.

      2. Compensation. The Distributor will receive a fee monthly for such costs, expenses or payments at an annual rate of up to but not more than 0.25% of the average daily net assets of the Series. In the event the Plan is terminated as herein provided, the Series shall have no liability for expenses that were not reimbursed as of the date of termination.

      3. Term and Termination.

      (a) This Plan shall become effective upon approval by a vote of at least a "majority of the outstanding voting securities of the Series," and upon approval by a vote of the Directors of the Series and of those Directors who have no direct or indirect financial interest in the Plan or in any agreements related to the Plan (the "disinterested directors") cast in person at a meeting called for the purpose of voting on the Plan.

      (b) This Plan shall remain in effect until September 30, 1997, and from year to year thereafter; provided, however, that such continuance is subject to approval annually by a vote of the Directors of the Series and of the disinterested directors cast in person at a meeting called for the purpose of voting on this Plan. If such annual approval is not obtained, the Plan shall expire twelve (12) months after the date of the last approval. This Plan may be amended at any time by the Board of Directors; provided that (a) any amendment to increase materially the amount to be spent for the services described herein shall be effective only upon approval by a vote of a majority of the outstanding shares of the Series and (b) any material amendments of this Plan shall be effective only upon approval in the manner provided in the first sentence in this paragraph.

      (c) This Plan may be terminated at any time, without the payment of any penalty, by vote of a majority of the disinterested directors or by a vote of a majority of the outstanding voting securities of the Series, and shall automatically terminate in the event of its assignment.

      4. Reporting Requirements.

      (a) the Distributor shall provide the Series, for review by the Series' Board of Directors, and the Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made. Such written report shall be in a form satisfactory to the Series and shall supply all information necessary for the Board to discharge its responsibilities, including its responsibilities pursuant to Rule 12b-1.

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      (b) The Series or the Investment Adviser to the Series shall, from time to time, furnish or otherwise make available to the Distributor such financial reports, proxy statements and other information relating to the business and affairs of the Series as the Distributor may reasonably require in order to discharge its duties and obligations hereunder.

      5. Selection and Nomination of Directors. While this Plan is in effect, the selection and nomination of disinterested directors shall be committed to the discretion of the Directors who are not interested persons.

      6. Recordkeeping. The Series shall preserve copies of this Plan, any related agreements, and all reports made pursuant to Section 11 hereof for a period of not less than six years from the date of this Plan or any such agreement or report, as the case may be, the first two years in an easily accessible place.

      7. Non-Exclusivity Clause. Nothing herein contained shall limit the freedom of the Distributor or an "affiliated person" of the Distributor, to act as distributor for other persons, firms or corporations or to engage in other business activities.

      8. Limit of Liability.

      (a) Neither the Distributor nor any of its employees or agents is authorized to make any representations concerning the shares except those contained in the then current Prospectus or Statement of Additional Information of the Series.

      (b) The Distributor shall use its best efforts in rendering services hereunder, but in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its obligations hereunder, the Distributor shall not be liable to the Series or any of its shareholders for any error of judgment or mistake of law of for any act or omission or for any losses sustained by the Series or its shareholders resulting therefrom.

      (c) Nothing herein contained shall be deemed to require the Series to take any action contrary to its Articles of Incorporation or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which is bound, or relieve or deprive the Board of Directors of Series of the responsibility for and control of the affairs the Series.

      9. Applicable Law. The provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be construed in accordance with the laws of the State of Maryland and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of Maryland or any of the provisions herein conflicts with the applicable provisions of the 1940 Act, the latter shall control.

      10. Invalidity. If any provision of this Plan shall be held or made invalid by a court decision, statute, rule or otherwise the remainder of the Plan shall be affected thereby.

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      11. Definitions. For the purposes of this Plan, the terms "interested person," "assignment," "affiliated person" and "majority of the outstanding voting securities" are used as defined in the 1940 Act.

      IN WITNESS WHEREOF, the parties hereto have caused this Plan to be signed by the respective officers thereunto duly authorized and their respected corporate seals to be hereunto affixed, as of the day and year first above written.


                                IAA TRUST TAXABLE FIXED INCOME SERIES FUND, INC.


                                By______________________________________________
                                   Title



                                FUND/PLAN BROKER SERVICES, INC.


                                By______________________________________________
                                   Title


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